UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2010
W. P. CAREY & CO. LLC
(Exact name of registrant as specified in its charter)

Delaware	001-13779	13-3912578

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
Merger Agreement
     On December 13, 2010, Corporate Property Associates 14 Incorporated (“CPA®:14”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Corporate Property Associates 16 — Global Incorporated (“CPA®:16”), CPA 16 Merger Sub Inc., a subsidiary of CPA®:16 (“CPA®:16 Merger Sub”), CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC, the ultimate parent of the external advisor to CPA®:14 and CPA®:16 (“W. P. Carey”), and, for the limited purposes set forth therein, Carey Asset Management Corp. (“CAM”) and W. P. Carey & Co. B.V. (“W. P. Carey BV”), each a subsidiary of W. P. Carey. Upon the terms and subject to the conditions set forth in the Merger Agreement, CPA®:14 will merge with and into CPA®:16 Merger Sub with CPA®:16 Merger Sub surviving the merger as a subsidiary of CPA®:16 (the “Merger”).
     Subject to the terms and conditions of the Merger Agreement, each CPA®:14 stockholder of record on the applicable record date will receive total consideration valued at $11.50 per share, comprised of a special cash distribution of $1.00 per share and the right to elect to receive in the Merger, for each share of CPA®:14 common stock held, either 1.1932 shares of CPA®:16 common stock or cash in the amount of $10.50 per share. CPA®:14 stockholders of record after the applicable record date and CPA®:14 stockholders who make no election will receive CPA®:16 common stock in the Merger. No fractional shares will be issued in the Merger and all CPA®:14 stockholders entitled to fractional shares will receive cash in lieu of fractional shares. CPA®:16 stockholders will continue to hold their shares of CPA®:16 common stock.
     The special cash distribution of $1.00 is expected to be paid, in part, out of the proceeds of the sales of CPA®:14’s interests in certain properties to W. P. Carey and Corporate Property Associates 17 — Global Incorporated (“CPA®:17”) (the “CPA®:14 asset sales”). The closing of the CPA®:14 asset sales is subject to the satisfaction of all other closing conditions in the Merger which by their nature are required to be satisfied prior to the closing of the Merger, and is a condition to the closing of the Merger. The CPA®:14 asset sale to W. P. Carey is described in more detail below.
     The Merger exchange ratio of 1.1932 shares of CPA®:16 common stock for 1 share of CPA®:14 common stock (or, if cash is elected, $10.50 for each share of CPA®:14 common stock) was determined based upon estimated net asset values per share for each company as of September 30, 2010 of $8.80 for CPA®:16 and $11.50 for CPA®:14. These estimated net asset values are based in part upon a valuation of each company’s real estate portfolio and indebtedness as of September 30, 2010, as determined by an third-party valuation firm, with adjustments for cash and other items.
     The Merger Agreement contains customary representations, warranties and covenants of CPA®:14 and CPA®:16, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. Subject to the terms and conditions of the Merger Agreement, CPA®:16 has also agreed to use its reasonable best efforts to arrange, obtain and consummate a $300 million credit facility (the “Debt Financing”) to pay for cash elections in the Merger. CPA®:16 has entered into commitment letters with five lenders in connection with the Debt Financing; however, the commitment letters are subject to a number of closing conditions, including the lenders’ satisfactory completion of due diligence and determination that no material adverse change in CPA®:16 has occurred.
     In addition, to the extent that the cash on hand and available to CPA®:14 and CPA®:16, together with the Debt Financing, is not sufficient to pay the CPA®:14 stockholders that elect to receive cash in the Merger, W. P. Carey has agreed, subject to the terms and conditions set forth in the Merger Agreement (including among others, that holders of 50% or less of the outstanding CPA®:14 common stock elect to receive cash in the Merger), to use funds available to it to purchase additional shares of CPA®:16 common stock to enable CPA®:16 to pay for such cash elections (the “Equity Financing”).

     Consummation of the Merger is subject to various conditions, including, among others, (i) the receipt of requisite stockholder approvals, (ii) holders of 50% or less of the outstanding CPA®:14 common stock electing to receive cash in the Merger, (iii) the absence of any law or order prohibiting the consummation of the Merger, (iv) the effectiveness of a registration statement on Form S-4 relating to the shares of CPA®:16 common stock to be issued in the Merger, (v) all consents, approvals, permits and authorizations having been obtained and (vi) the completion of the CPA®:14’s asset sales. In addition, CPA®:14’s and CPA®:16’s respective obligations to consummate the Merger are subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) the delivery of opinions from each party’s counsel relating to the U.S. federal income tax code treatment of the Merger and the real estate investment trust status of each party and (iv) no event, change, effect or circumstance occurring that would constitute a material adverse effect on the other party. CPA®:16’s obligation to consummate the Merger is also subject to CPA®:16 having obtained the Debt Financing and, if applicable, the Equity Financing.
     The Merger Agreement contains certain termination rights for both CPA®:14 and CPA®:16. Each of CPA®:14 and CPA®:16 has agreed to pay the other party’s out-of-pocket expenses if the Merger Agreement is terminated because it breaches its representations, warranties, covenants or agreements or if, in the case of CPA®:14, its board of directors withdraws its recommendation of the Merger, or approves or recommends a superior competing transaction. If the Merger Agreement is terminated because the closing condition that CPA®:16 obtain funding pursuant to the Debt Financing and, if applicable, the Equity Financing, is not satisfied or waived, W. P. Carey has agreed to pay CPA®:16’s and CPA®:14’s out-of-pocket expenses. W. P. Carey has also agreed to pay CPA®:14’s out-of-pocket expenses if the Merger Agreement is terminated due to more than 50% of CPA®:14’s stockholders electing to receive cash in the Merger or CPA®:14 failing to obtain the requisite stockholder approval.
     CAM and its affiliates provide investment and advisory services to CPA®:14, CPA®:16 and CPA®:17 and expect to receive termination and subordinated disposition fees in the amount of approximately $46.4 million from CPA®:14 in connection with the Merger and the CPA®:14 asset sales, as well as approximately $6 million in fees from CPA®:14 that have accrued but that have not been paid. Subject to the terms and conditions of the Merger Agreement, CAM has agreed to elect to receive the entire amount of the termination fee (less any required taxes) in the form of restricted shares of CPA®:14 common stock. In addition, W. P. Carey and CAM, each in their respective capacity as a stockholder of CPA®:14, have agreed to elect to receive shares of CPA®:16 common stock for all of the CPA®:14 shares of common stock beneficially owned by them in the Merger.
     CAM has agreed to indemnify CPA®:16, its subsidiaries and the independent directors of CPA®:16 for losses incurred by any of them that arise out of a breach by CPA®:14 of its representations and warranties under the Merger Agreement and that have a material adverse effect on CPA®:16 and its subsidiaries, taken as a whole, after giving effect to the Merger. CAM’s maximum indemnification obligation is $46.4 million, which is the amount of fees that CAM and its affiliates expect to receive in connection with the Merger and the CPA®:14 asset sales.
     In connection with the Merger, CPA®:16 proposes to implement an internal reorganization following the consummation of the Merger pursuant to which CPA®:16 will be reorganized as an umbrella partnership real estate investment trust (an “UPREIT,” and the reorganization, the “UPREIT reorganization”) to hold substantially all of its assets and liabilities in a newly formed partnership subsidiary, CPA®:16 Limited Partnership, a Delaware limited partnership (the “Operating Partnership”). Each of CAM and W. P. Carey B.V. has agreed that if the UPREIT reorganization is implemented in conjunction with the Merger, CAM and W. P. Carey B.V. and will each enter into an amended advisory agreement with CPA®:16 and the Operating Partnership to give effect to the UPREIT reorganization and the fees and distributions payable to CAM, W. P. Carey B.V. and their respective affiliates after the Reorganization. The UPREIT reorganization is subject to the approval of CPA®:16’s stockholders.

     CAM and W. P. Carey BV have also agreed to waive any acquisition fees, subordinated acquisition fees, subordinated disposition fees and subordinated distributions payable by CPA®:16 or the Operating Partnership in connection with the acquisition and/or subsequent disposition of properties and assets acquired by CPA®:16 from CPA®:14 in the Merger. To the extent any subordinated incentive fees, subordinated distributions or termination fees are payable to CAM or W. P. Carey BV with respect to the properties and assets acquired by CPA®:16 from CPA®:14 in the Merger, CAM and W. P. Carey BV have agreed to calculate such fees based upon (i) in the case of subordinated incentive fees and subordinated distributions, net cash proceeds realized by CPA®:16 in excess of the appraised value of the applicable asset or assets that was used in determining the Merger consideration and (ii) in the case of termination fees, the excess of the fair value of the applicable asset or assets over the appraised value of such asset or assets that was used in determining the Merger consideration.
     The parties to the Merger Agreement intend that the Merger satisfy applicable requirements to qualify as a tax-free reorganization to the extent that a CPA®:14 stockholder receives shares of CPA®:16 common stock in the Merger. If the total cash consideration being paid in connection with the Merger would cause the Merger to fail to qualify as a tax-free reorganization, then the Merger will be implemented through an alternate structure. The Merger Agreement contains a number of provisions designed to change the mechanics of the transaction in the event the alternate structure is used without changing the overall economics of the transaction to CPA®:14 and CPA®:16 stockholders.
Sale and Purchase Agreement
     On December 13, 2010, CPA®:14 also entered into a sale and purchase agreement with W. P. Carey (the “W. P. Carey Sale and Purchase Agreement”, pursuant to which CPA®:14 has agreed to sell and W. P. Carey has agreed to purchase CPA®:14 interests in three properties immediately prior to the closing of the Merger for an aggregate purchase price of approximately $32.1 million, plus the assumption of approximately $64.7 million of indebtedness (the “W. P. Carey Asset Purchase”). The purchase price is based upon a valuation of the properties as of September 30, 2010 performed by a third party valuation firm.
     The W. P. Carey Sale and Purchase Agreement may be terminated by CPA®:14 or W. P. Carey (i) by mutual written consent, subject to CPA®:16’s consent which may not be unreasonably withheld, (ii) upon a breach of any representation, warranty, covenant or agreement by the other party that has a material adverse effect on the assets being sold by CPA®:14 to W. P. Carey, (iii) if any final and non-appealable judgment, injunction, order, decree or action by any governmental entity prevents the consummation of the transactions contemplated in the W. P. Carey Sale and Purchase Agreement, (iv) if the Merger is terminated or (v) if the completion of the W. P. Carey Asset Purchase has not occurred by September 30, 2011, provided that September 30, 2011 may be extended to December 31, 2011 under certain circumstances described in the W. P. Carey Sale and Purchase Agreement. In addition, if either CPA®:14 or W. P. Carey fails to consummate the W. P. Carey Asset Purchase, and such failure is not due to any actions or inactions of the non-defaulting party described in the W. P. Carey Sale and Purchase Agreement, the non-defaulting party may terminate, or pursue specific performance under, the W. P. Carey Sale and Purchase Agreement.
General
     The Merger Agreement, the Merger, the W. P. Carey Purchase and Sale Agreement and the other transactions contemplated in the Merger Agreement and the W. P. Carey Purchase and Sale Agreement have been recommended by special committees of independent directors of CPA®:14 and CPA®:16 and unanimously approved by the boards of directors of both companies.
     The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the W. P. Carey Sale and Purchase Agreement is not complete and is qualified in its entirety by reference to the W. P. Carey Sale and Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
     The Merger Agreement and the W. P. Carey Sale and Purchase Agreement have been included to provide investors with information regarding the terms of the Merger, the W P. Carey Asset Purchase and the other transactions contemplated by such agreements. The Merger Agreement and the W. P. Carey Sale and Purchase Agreement are not intended to provide any other factual information about CPA®:14, CPA®:16, W. P. Carey or their respective subsidiaries or affiliates. The Merger Agreement and the W. P. Carey Sale and Purchase Agreement contain representations and warranties of W. P. Carey and, in the case of the Merger Agreement, CPA®:14 and CPA®:16. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and the W. P. Carey Sale and Purchase Agreement, as the case may be, and, in the case of the Merger Agreement, are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with the execution of the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should read the representations and warranties in the Merger Agreement and the W. P. Carey Sale and Purchase Agreement not in isolation but only in conjunction with the other information about W. P. Carey, CPA®:14, CPA®:16, and their respective subsidiaries that are included in reports, statements and other filings made with the Securities and Exchange Commission (the “SEC”).
Cautionary Statement Concerning Forward-Looking Statement:
     This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect W. P. Carey’s future results, performance, achievements or transactions.
     Factors that could cause actual results or other outcomes to differ materially from those described in this Current Report on Form 8-K include, among others: changes in national or regional economic and business conditions, including changes in interest rates and the availability and cost of capital; the possibility that various closing conditions to the Merger and the W. P. Carey Asset Purchase may not be satisfied or waived; the risks and uncertainties associated with obtaining the Debt Financing and the Equity Financing; potential liability under, and changes in, environmental, zoning, tax and other laws; and other factors.
     All subsequent written and oral forward-looking statements attributable to W. P. Carey or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.
Additional Information About This Transaction:
     CPA®:16 will file with the SEC a registration statement on Form S-4 which will include proxy statements of CPA®:14 and CPA®:16 and a prospectus of CPA®:16. W. P. Carey stockholders and other investors are urged to read the joint proxy statement/prospectus and other materials that are filed by CPA®:14, CPA®:16, CPA®:17 and W. P. Carey with the SEC. These documents will contain important information with respect to the Merger and the other transactions contemplated by the Merger Agreement and should be read carefully and in their entirety. When documents are filed with the SEC, they will be available for free at the SEC’s website at http://www.sec.gov. Certain of these documents will also be available for free by accessing W. P. Carey’s website at http://www.wpcarey.com, CPA®:14’s website at http://www.cpa14.com, CPA®:16’s website at http://www.cpa16.com, or CPA®:17’s website at http://www.cpa17global.com.
     CPA®:14, CPA®:16 and W. P. Carey’s directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders in connection with the proposed Merger, including any interest they have in the Merger, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.
     This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits.
(c) Exhibits.
Exhibit 10.1 Agreement and Plan of Merger dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated, Corporate Property Associates 16 — Global Incorporated, CPA 16 Merger Sub Inc., a subsidiary of CPA®:16, CPA 16 Holdings Inc., CPA 16 Acquisition Inc., CPA 14 Sub Inc., W. P. Carey & Co. LLC, and, for the limited purposes set forth therein, Carey Asset Management Corp. and W. P. Carey & Co. B.V., each a subsidiary of W. P. Carey.
Exhibit 10.2 Sale and Purchase Agreement dated as of December 13, 2010 by and among Corporate Property Associates 14 Incorporated and W. P. Carey & Co. LLC.
Exhibit 99.1 Press Release — December 14, 2010.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: December 14, 2010	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Chief Financial Officer